SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    FORM 8-K



                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): August 29, 2000
        -----------------------------------------------------------------

                                 NCT Group, Inc.
               (Exact name of Registrant as specified in Charter)


Delaware                               0-18267                      59-2501025
----------------------             ---------------                --------------
(State or other juris-              (Commission                   (IRS Employer
diction of incorporation)            File Number)                 Identification
                                                                       Number)


20 Ketchum Street, Westport, Connecticut                            06880
----------------------------------------                         ----------
(Address of principal executive offices)                         (Zip Code)

Registrant's telephone number including area code:             (203) 226-4447


                                      None
          (Former name or former address, if changes since last report)

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

On August 29, 2000, NCT Group, Inc. (the "Company") acquired 100% of the outstanding capital stock of Midcore Software, Inc. ("Midcore"), through a merger with NCT Midcore, Inc., a newly formed, wholly owned subsidiary of the Company. In connection therewith, the Company issued 13,914,561 restricted shares of its common stock. Another component of the purchase consideration is $1,725,000 to be paid in cash over 36 months. The Agreement and Plan of Merger, which is included herewith as Exhibit 2, also provides that additional shares of the Company's common stock may be issued to the former shareholders of Midcore under certain circumstances. Please refer to the full text of the September 6, 2000 press release which is included herewith as Exhibit 99.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(a)     FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED.

The financial statements of Midcore Software, Inc. will be filed by amendment on or before November 12, 2000.

(b)     PRO FORMA FINANCIAL INFORMATION.

Pro forma financial information will be filed by amendment on or before November 12, 2000.

(c)  EXHIBITS.

EXHIBIT
NUMBER    DESCRIPTION                              LOCATION

2         Agreement and Plan of Merger             Filed herewith electronically
          dated August 29, 2000,
          among NCT Group, Inc.,
          NCT Midcore, Inc.
          and Midcore Software, Inc.

99        Press Release of August 23, 2000         Filed herewith electronically

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                                   NCT GROUP, INC.
                                   Registrant



                                              By: /s/ Cy E. Hammond
                                                  ------------------------------
                                                  Cy E. Hammond
                                                  Senior Vice President and
                                                  Chief Financial Officer


Date:   September 13, 2000